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                                                                    EXHIBIT 3.15

CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

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FIRST:  The name of this Corporation is SAN JUAN MOUNTAIN PROPERTIES, INC.

SECOND: Its Registered Office in the State of Delaware is to be located at 32

Loockerman Square,

Suite L-100      Street, in the City of Dover

County of Kent                 Zip Code 19901    The Registered Agent in charge

thereof is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of

Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is

1,000 shares of common stock at .01 per share           Dollars ($     ) divided

into                       shares, of                   Dollars ($     ) each.

FIFTH:  The name and mailing address of the incorporator are as follows:

                  Name Alan L. Murray

                  Mailing Address      5295 Town Center Road - Suite 400
                                       Boca Raton, FL            Zip Code 33486

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 10th day of August, A.D. 1992.

                                              /s/ ALAN L. MURRAY

                                              ----------------------------------



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                          PLAN AND AGREEMENT OF MERGER

                                       OF

                 CONTINENTAL DIVIDE PROPERTIES OF COLORADO, INC.

                            (a Delaware corporation)

                                       AND

                       SAN JUAN MOUNTAIN PROPERTIES, INC.

                            (a Delaware corporation)

         PLAN AND AGREEMENT OF MERGER entered into on March 31, 1994 by CONTINENTAL DIVIDE PROPERTIES OF COLORADO, INC., a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors on said date, and entered into on March 31, 1994 by SAN JUAN MOUNTAIN PROPERTIES, INC., a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors on said date.

         WHEREAS CONTINENTAL DIVIDE PROPERTIES OF COLORADO, INC. is a business corporation of the State of Delaware with its registered office therein located at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and

         WHEREAS the total number of shares of stock which CONTINENTAL DIVIDE PROPERTIES OF COLORADO, INC. has authority to issue is 1,000, all of which are of one class and a par value of $.01 each; and

         WHEREAS SAN JUAN MOUNTAIN PROPERTIES, INC. is a business corporation of the State of Delaware with its registered office therein located at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and

         WHEREAS the total number of share of stock which SAN JUAN MOUNTAIN PROPERTIES, INC. has authority to issue is 1,000, all of which are of one class and of a par value of $.01 each; and

         WHEREAS the General Corporation Law of the State of Delaware permits the merger of a business corporation with and into another business corporation of the State of Delaware; and

         WHEREAS CONTINENTAL DIVIDE PROPERTIES OF COLORADO, INC. AND SAN JUAN MOUNTAIN PROPERTIES, INC. and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge CONTINENTAL DIVIDE PROPERTIES OF COLORADO, INC. with and into SAN JUAN MOUNTAIN PROPERTIES, INC. pursuant to the provisions of

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the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into and adopted by CONTINENTAL DIVIDE PROPERTIES OF COLORADO, INC. under the laws of the State of Delaware and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into and adopted by SAN JUAN MOUNTAIN PROPERTIES, INC. under the laws of the State of Delaware and approved by a resolution adopted by its Board of Directors, the Plan and Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Plan and Agreement set forth.

         1. CONTINENTAL DIVIDE PROPERTIES OF COLORADO, INC. and SAN JUAN MOUNTAIN PROPERTIES, INC. shall, pursuant to the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, SAN JUAN MOUNTAIN PROPERTIES, INC., which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware. The separate existence of CONTINENTAL DIVIDE PROPERTIES OF COLORADO, INC., which is sometimes hereinafter referred to as the "terminating corporation", shall cease at said effective time in accordance with the provisions of the General Corporation Law of the State of Delaware.

         2. The Certificate of Incorporation of the surviving corporation as the same shall be in force and effect at the effective time in the State of Delaware of the merger herein provided for; and said Certificate of Incorporation as therein amended and changed shall continue to be the Certificate of Incorporation of said surviving corporation until further amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

         3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation of the State of Delaware.

         4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

         5. Each issued share of the terminating corporation shall, at the effective time of the merger, be converted into one-hundredth of a share of the surviving corporation. The issued

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shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

         6. In the event that this Plan and Agreement of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of Delaware and elsewhere to effectuate the merger herein provided for.

         7. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

         8. The effective time of this Plan and Agreement of Merger, and the time at which the merger herein agreed upon shall become effective in the State of Delaware, shall be March 31, 1994.

         9. Notwithstanding the full approval and adoption of this Plan and Agreement of Merger the said Plan and Agreement of Merger may be terminated at any time prior to the filing thereof with the Secretary of State of the State of Delaware in the event that the board of directors of either party to this Plan and Agreement of Merger delivers written notice to the board of directors of the other party to this Plan and Agreement of Merger of its intent to abandon and withdraw from the merger described herein.

         IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed as an instrument under seal upon behalf of each of the constituent corporations parties thereto.

Dated March 31, 1994.

                                    SAN JUAN MOUNTAIN PROPERTIES, INC.

                                    By: /s/ PATRICK E. RONDEAU

                                        -------------------------------------
                                            Patrick E. Rondeau,
                                            Vice President

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Attest:

s/ Daniel C. Koscher                                (SEAL)
----------------------------
Daniel C. Koscher,
Assistant Secretary

                                CONTINENTAL DIVIDE PROPERTIES OF COLORADO, INC.



                                By: s/ Patrick E. Rondeau
                                    -------------------------------------------
                                       Patrick E. Rondeau
                                       Vice President

Attest:

s/ Daniel C. Koscher
------------------------------
Daniel C. Koscher
Assistant Secretary



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                       CERTIFICATE OF ASSISTANT SECRETARY
                      OF SAN JUAN MOUNTAIN PROPERTIES, INC.

The undersigned, being the Assistant Secretary of SAN JUAN MOUNTAIN PROPERTIES, INC. does hereby certify that the holders of all of the outstanding stock of said corporation dispensed with a meeting and vote of stockholders, and all of the stockholders entitled to vote consented in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware, to the adoption of the foregoing Plan and Agreement of Merger.

Dated:  April 14, 1994.

                                           s/ Daniel C. Koscher
                                           ------------------------------------
                                           Daniel C. Koscher
                                           Assistant Secretary of
                                           SAN JUAN MOUNTAIN PROPERTIES, INC.


                       CERTIFICATE OF ASSISTANT SECRETARY
               OF CONTINENTAL DIVIDE PROPERTIES OF COLORADO, INC.

The undersigned, being the Assistant Secretary of CONTINENTAL DIVIDE PROPERTIES OF COLORADO, INC. does hereby certify that the holders of all of the outstanding stock of said corporation dispensed with a meeting and vote of stockholders, and all of the stockholders entitled to vote consented in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware, to the adoption of the foregoing Plan and Agreement of Merger.

Dated:  April 14, 1994.

                                s/ Daniel C. Koscher
                                ------------------------------------------------
                                Daniel C. Koscher
                                Assistant Secretary of
                                CONTINENTAL DIVIDE PROPERTIES OF COLORADO, INC.



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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                       SAN JUAN MOUNTAIN PROPERTIES, INC.

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is

                             PATTEN CORPORATION WEST

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article "FIRST" thereof and by substituting in lieu of said Article the following new Article:

                  FIRST: The name of the corporation is Patten Corporation West (the "corporation")

The effective time of the amendment herein certified shall be April 1, 1994.

Signed and attested to on March 31, 1994.



                                                 s/ Patrick E. Rondeau
                                                 -------------------------------
                                                 Patrick E. Rondeau, President

Attest:

s/ Daniel C. Koscher
---------------------------------------
Daniel C. Koscher, Assistant Secretary



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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                             PATTEN CORPORATION WEST

                          It is hereby certified that:

         Pursuant to Section 242 of the General Corporation Laws of Delaware

         1. The name of the corporation (hereinafter called the "corporation") is

                             PATTEN CORPORATION WEST

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article "FIRST" thereof and by substituting in lieu of said Article the following new Article:

                  FIRST: The name of the corporation is Bluegreen Corporation of the Rockies (the "corporation")

The effective time of the amendment herein certified shall be April 1, 1996.

Signed and attested to on March 25, 1996.



                                                  s/ Patrick E. Rondeau
                                                  ------------------------------
                                                  Patrick E. Rondeau, President

Attest:

s/ W. Randy Steinbeck
---------------------------------------
W. Randy Steinbeck, Assistant Secretary

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STATE OF FLORIDA                    )
                                       SS:
COUNTY OF PALM BEACH                )

         BE IT REMEMBERED that, on March 25, 1996, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Patrick
E. Rondeau, President of Bluegreen Corporation who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

         GIVEN, under my hand on March 25, 1996.



                                                   s/ Jeffrey C. Lorenz
                                                   -----------------------------
                                                   Notary Public